JANUS ASPEN SERIES

                          FUND PARTICIPATION AGREEMENT

       THIS AGREEMENT is made this 19th day of April, 1994, between JANUS ASPEN SERIES, an open-end management investment company organized as a Delaware business trust (the "Trust"), and AETNA LIFE INSURANCE AND ANNUITY COMPANY , a life insurance company organized under the laws of the State of Connecticut (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

                              W I T N E S S E T H:

       WHEREAS, the Trust has filed a registration statement with the Securities and Exchange Commission to register itself as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and to register the offer and sale of its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

       WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and

       WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

       WHEREAS, the Trust has received an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Section 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Trust Exemptive Order"); and

       WHEREAS, the Company has registered or will register certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contract"); and

       WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

       WHEREAS, the Company desires to utilize shares of one or more Portfolios as an investment vehicle of the Accounts;

       NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                   ARTICLE I.
                              Sale of Trust Shares

       1.1. The Trust shall make shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust, as established in accordance with the provisions of the then current prospectus of the Trust. The Company will transmit orders from time to time to the Trust for the purchase of shares of the Portfolios as directed by Contract owners. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interest of the shareholders of such Portfolio.

       1.2. The Company shall submit payment for shares of the Portfolios no later than 12:00 noon New York time on the next Business Day after the Trust receives the order pursuant to Section 1.1. Payments shall be made in federal funds transmitted by wire to the Trust. Upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust for this purpose. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

       1.3. The Trust will redeem any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust shall make payment for such shares in the manner established from time to time by the Trust, but in no event shall payment be delayed for greater period than is permitted by the 1940 Act.

       1.4. Issuance and transfer of the Trust's shares will be by book entry only. Stock certifications will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

       1.5. The Trust shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable

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

on a Portfolio's shares in additional shares of that Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

       1.6. The Trust shall calculate its net asset value on each Business Day, as defined in Section 1.2. The Trust shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6 p.m. New York time.

       1.7. The Trust agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Shared Trust Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that Trust shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.

       1.8. The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.8 and
Article IV of this Agreement.


                                   ARTICLE II.
                           Obligations of the Parties

       2.1. The Trust shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1. and all taxes to which an issuer is subject on the issuance and transfer of its shares.

       2.2. At the option of the Company, the Trust shall either (a) provide the Company (at the Company's expense) with as many copies of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing. The Trust shall provide the Company with a copy if its statement of additional information in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.

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

       2.3. The Company shall bear the costs of printing and distributing the Trust's prospectus, statement of additional information, shareholder reports and other shareholder communications to owners of and applicants for policies for which the Trust is serving or is to serve as an investment vehicle. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

       2.4. The Company agrees and acknowledges that the Trust's adviser, Janus Capital Corporation ("Janus Capital"), is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of Janus Capital. Except as provided in Section 2.5, the Company shall not use any Janus Mark on its own behalf or on behalf of the Accounts or Contracts in any registration statement, advertisement, sales literature or other materials relating to the Accounts or Contracts without the prior written consent of Janus Capital. Upon termination of this Agreement for any reason, the Company shall cease all use of any Janus Mark(s) as soon as reasonably practicable.

       2.5. The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or its investment adviser is named prior to the filing of such document with the Securities and Exchange Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or its investment adviser is named, at least fifteen Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

       2.6. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

       2.7. The Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other

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

promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

       2.8. So long as, and to the extent that the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for variable policyowners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote shares of the Trust held by the Account and for which no timely voting instructions from policyowners are received as well as shares it owns that are held by that Account, in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

                                  ARTICLE III.
                         Representations and Warranties

       3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Connecticut and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.

       3.2. The Company represents and warrants that it has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

       3.3. The Company represents and warrants that the Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

       3.4. The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Delaware.

       3.5. The Trust represents and warrants that the Trust shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

       3.6. The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.


                                   ARTICLE IV.
                               Potential Conflicts

       4.1. The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.

       4.2. The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Trustee Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

       4.3. If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or

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

more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

       4.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

       4.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

       4.6. For purposes of Section 4.3 and 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

       4.7. The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Shared Trust Exemptive Order, and said

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

reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.

       4.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Trust Exemptive Order) on terms and conditions materially different from those contained in the Shared Trust Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.


                                   ARTICLE V.
                                 Indemnification

       5.1. Indemnification By the Company. The Company agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

         (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

         (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2(a) or wrongful conduct of the

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

                Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

         (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

         (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

         (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

       5.2. Indemnification By the Trust. The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

         (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Trust (or any amendment or thereto) (collectively, "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

         (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company

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

                Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

         (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or

         (d) arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

         (e) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

       5.3. Neither the Company nor the Trust shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified party that arise from such Indemnified party's willful misfeasance, bad faith or negligence in the performance of such Indemnified party's duties or by reasons of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

       5.4. Neither the Company nor the Trust shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified party in the absence of Sections 5.1 and 5.2.

       5.5. In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
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                                  [BLANK PAGE]






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


                                   ARTICLE VI.
                                   Termination

       6.1. This Agreement may be terminated by either party for any reason by ninety (90) days advance written notice delivered to the other party.

       6.2. Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement, provided that the Company continues to pay the costs set forth in Section 2.3

       6.3. The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.8 shall survive the termination of this Agreement as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.

                                  ARTICLE VII.
                                     Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

       If to the Trust:

              100 Fillmore Street, Suite 300
              Denver, Colorado 80206
              Attention:  David C. Tucker, Esq.

       If to the Company:

              151 Farmington Avenue
              Hartford, Connecticut 06156
              Attention:  Barrett N. Sidel, RE4C


                                  ARTICLE VIII.
                                  Miscellaneous

       8.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

       8.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

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

       8.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

       8.4. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Colorado

       8.5. The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

       8.6. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

       8.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

       8.8. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

       8.9. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

       8.10. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

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


       IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

       AETNA LIFE INSURANCE
       AND ANNUITY COMPANY

       By: /s/ Scott A. Striegel
           ---------------------
       Name:  Scott A. Striegel
       Title: Senior Vice President


       JANUS ASPEN SERIES

       By: /s/ Jack R. Thompson
           --------------------
       Name:  Jack R. Thompson
       Title: Senior Vice President


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


                                   Schedule A
                   Separate Accounts and Associated Contracts

Name of Separate Account and
Date Established by Board of Directors

Separate Account Variable Annuity Account B was organized as a separate account of the Company on June 25, 1974 pursuant to authorization given by vote of the Company's Board of Directors on May 10, 1974.

                      Contracts Funded by Separate Account
                           Variable Annuity Account B


CDA-66A                    PT-CDA-66                  I-CDA-HI(NQ/TX)*
CDA-66                     PT-CDA-66A                 I-CDA-HI(NQ/WA)*
GA-UP-66                   PTI-CDA-GA                 I-CDA-IO(MN)*
GDA-66-(SP)                PTS-CDA-GA                 I-CDA-IA
GDA-UA-67                  INI-CDA-GA                 I-CDA-IC(NQ/MP)
GDA-PCA-67                 INS-CDA-GA                 PT-CDA-66A(NY)
GA-TF-67                   PTI-CDA-GB                 PTI-CDA-GA(NY)
GA-TF-GO                   PTI-CDA-GI                 PTS-CDA-GA(NY)
GA-UPA-GO                  ISSE-CDA-HO                INI-CDA-GA(NY)
GA-UPC-GO                  ISE-CDA-HO                 INS-CDA-GA(NY)
GQNQS-AUA-GH               INSBP-CDA-GE               IA-CDA-IA(MN)*
GQNQI-AUA-GH               IQNQI-CDA-GH               IA-CDA-IA(PA)*
GQNQJS-AUA-GH              IQNQS-CDA-GH               IA-CDA-IA(PR)*
GQNQJC-AUA-GI              IQNQI-CDA-GI               I-CDA-HD
GQNQJI-AUA-GI              IQNQS-CDA-GI               I-CDA-HD(TX/S)*
GQNQS-AUA-GI               DCAS-CDA-GE                I-CDA-HD(A)*
GQNQJS-AUA-GI              DRPAI-CDA-GE               PTI-CDA-GB(NY)
GQNQI-AUA-GI               I-CDA-HD                   INSBP-CDA-GE(NY)
GQNQJI-AUA-GH              I-CDA-HD(A)(1)             DCAS-CDA-GE(NY)
GQNQJC-AUA-GH              I-CDA-HD(SC)*              DRPAI-CDA-GE(NY)
GLID-CDA-HO                I-CDA-HD(TX/E)*            I-CDA-HD(XC)
GID-CDA-HO                 I-CDA-HD(TX/M)*            I-CDA-IC(IR/MP)
GSD-CDA-HO                 I-CDA-HD(TX/P)*            G-CDA-HD(XC)
GLIDE-CDA-HO               I-CDA-HD(TX/S)*            GTCC-HD(XC)
G-CDA-HD                   I-CDA-HI(NQ)               GA-TF-GO(NY)
G-CDA-HD(NS)               I-CDA-HI(NQ/CT)*           GA-UPA-GO(NY)
G-CDA-HF                   I-CDA-HI(NQ/MN)*           GA-UPC-GO(NY)
G-CDA-IA(OH)               I-CDA-HI(NQ/NJ)*           I-CDA-IC(NQ/MP)
G-CDA-IB(IR)               I-CDA-HI(NQ/PA)*
G-CDA-IC(IR)               I-CDA-HI(NQ/SC)*


------------
(1)  Contract for use in MN and MO
*    State specific forms

                   Separate Accounts and Associated Contracts

Name of Separate Account and
Date Established by Board of Directors

Separate Account Variable Annuity Account C was organized as a separate account of the Company on June 25, 1974 pursuant to authorization given by vote of the Company's Board of Directors on May 10, 1974.

                      Contracts Funded by Separate Account
                           Variable Annuity Account C

CDA-66A             HR10-DUA-GIA         DRPAI-CDA-GE          PTI-CDA-GA(NY)
CDA-66              HR10S-DUA-GI         IHRIRS-CDA-GH         PTS-CDA-GA(NY)
GA-UP-66            GIT-CDA-HO           IHRIRI-CDA-GH         INI-CDA-GA(NY)
GDA-66-(SP)         GLID-CDA-HO          IQNQI-CDA-GH          INS-CDA-GA(NY)
GDA-UA-67           GLIT-CDA-HO          IQNQS-CDA-GH          PTI-CDA-GB(NY)
GDA-PCA-67          GID-CDA-HO           IHRIRI-CDA-GI         INSBP-CDA-GE(NY)
GA-TF-67            GST-CDA-HO           IHRIRS-CDA-GI         TRPAI-CDA-GE(NY)
GA-TF-GO            GSD-CDA-HO           IQNQI-CDA-GI          TPRAS-CDA-GE(NY)
GA-UPA-GO           GIH-CDA-HB           IQNQS-CDA-GI          DCAS-CDA-GE(NY)
GA-UPC-GO           G-CDA-HD             PTI-CDA-GI            DRPAI-CDA-GE(NY)
GDA-PCA-GO          G-CDA-HD(NS)         IMT-CDA-HO            G-CDA-HD(XC)
GDA-OA-GO           G-CDA-HF             IST-CDA-HO            GTCC-HD(XC)
GDA-UA-GO           G-CDA-IA(RP)         ISP-CDA-HO            G-CDA-HD(X)
GDA-UPA-GO          G-CDA-IB(ORP)(1)     I-CDA-HD              G-TDA-HH(XC/M)
GA-TF-68            G-CDA-IB(TORP)(1)    I-CDA-HD(A)(3)        GTCC-HH(XC/M)
GP-DUA-GF           G-CDA-IB-(AORP)      I-CDA-HD(SC)*         G-TDA-HH(XC/S)
GVF-PI-GF           G-CDA-IB(ATORP)      I-CDA-HD(TX/E)*       GTCC-HH(XC/S)
GP-DUA-GFA          G-CDA-IC(A)(2)       I-CDA-HD(TX/M)*       G-CDA-IA(RPM/XC)
GVF-PS-GF           G-CDA-HG(401)        I-CDA-HD(TX/P)*       GTCC-IA(RPM/XC)
GVF-PI-GG           G-TDA-HG             I-CDA-HD(TX/S)*       G-CDA-IB(XC/SM)
GVF-PS-GG           G-CDA-IA(OH)         I-CDA-IO(MN)*         GC403-IB(XC/SM)
GQNQS-AUA-GH        PT-CDA-66            IA-CDA-IA             I-CDA-HD(XC)
GQNQI-AUA-GH        PT-CDA-66A           IA-CDA-IA(MN)*        GA-TF-GO(NY)
GQNQJS-AUA-GH       PTI-CDA-GA           IA-CDA-IA(PA)*        GA-UPA-GO(NY)
GQNQJI-AUA-GH       PTS-CDA-GA           IA-CDA-IA(PR)*        GA-UPC-GO(NY)
GQNQJC-AUA-GH       INI-CDA-GA           IP-CDA-IB             GDA-PCA-GO(NY)
GQNQJC-AUA-GI       INS-CDA-GA           IP-CDA-IB(WI)*        GCD-OA-GO(NY)
GQNQJI-AUA-GI       PTI-CDA-GB           IP-CDA-IB(MN)*        GDA-UA-GO(NY)
GQNQS-AUA-GI        INSBP-CDA-GE         I-CDA-HD              G-TDA-HG(X)
GQNQJS-AUA-GI       TRPAI-CDA-GE         I-CDA-HD(TX/S)*
GQNQI-AUA-GI        TPRAS-CDA-GE         I-CDA-HD(A)*
HR10-DUA-GI         DCAS-CDA-GE          PT-CDA-66A(NY)


------------
(1)  Contract for use in ME, OK, SC, and TN only
(2)  Contract for use in CT, IL and MT
(3)  Contract for use in MN and MO
*    State specific forms

                   Separate Accounts and Associated Contracts


Name of Separate Account and
Date Established by Board of Directors

Separate Account Variable Life Account B was organized as a separate account of the Company pursuant to authorization given by vote of the Company's Board of Directors on June 18, 1986.

                      Contracts Funded by Separate Account
                             Variable Life Account B

        38899          38899-90           38899-93         70180-93US

                       AMENDMENT NO. 1 DATED JUNE 15, 1994
              TO FUND PARTICIPATION AGREEMENT DATED APRIL 19, 1994


       WHEREAS, as Janus Aspen Series (the "Trust") and Aetna Life Insurance & Annuity Company (the "Company") entered into a Fund Participation Agreement dated April 19, 1994 (the "Agreement"):

       WHEREAS, the parties agree that it is mutually beneficial to appoint the Company as the Trust's agent for the limited purpose of accepting purchase and redemption orders for shares of the Trust's portfolios;

       NOW, THEREFORE, the parties hereby agree that the Agreement shall be amended as follows:

       1.    Section 1.1 is amended to read as follows"

       1.1 The Trust shall make shares of its Portfolios available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. The Company will transmit orders from time to time to the Trust for the purchase of shares of the Portfolios as directed by Contract owners. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Portfolio.

       2.    A new Section 1.9 shall be added to read as follows:

       1.9 For the purposes of Section 1.1 and 1.3, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders for shares of the Portfolios resulting from investment in and payments under the Contracts. Receipt of such orders by the Company shall constitute receipt by the Trust provided that i) such orders received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and ii) the Trust receives notice of such orders by 10:00 a.m. New York time on the next following Business Day, as defined in Section 1.2.

       3. All other terms of the Agreement shall remain in full force and effect.


------------
1    Contract for use in ME, OK, SC, and TN only
2    Contract for use in CT, IL and MT
3    Contract for use in MN and MO
4    State specific forms

       IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment No. 1 as of June 15, 1994.


                                    AETNA LIFE INSURANCE & ANNUITY
                                    COMPANY


              By: /s/ Scott A. Striegel
                  ---------------------
              Name:   Scott A. Striegel
              Title:  Senior Vice President


              JANUS ASPEN SERIES

              By: /s/ David C. Tucker
              -----------------------
              Name:   David C. Tucker
              Title:  Vice President


------------
1    Contract for use in ME, OK, SC, and TN only
2    Contract for use in CT, IL and MT
3    Contract for use in MN and MO
4    State specific forms

                   AMENDMENT NO. 2 DATED JULY 31, 1995 TO FUND
                  PARTICIPATION AGREEMENT DATED APRIL 19, 1994

                                   WITNESSETH

       WHEREAS, the Janus Aspen Series (the "Trust") and Aetna Life Insurance and Annuity Company (the "Company") entered into a Fund Participation Agreement, dated April 19, 1994, as supplemented by Amendment No. 1 dated June 15, 1994 (the "Original Agreement"); and

       WHEREAS, the Company and the Trust now desire to modify the Original Agreement to add additional Contracts funded by each Account.

       NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1. Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A attached hereto, effective as of July 1, 1995;

2. the Original Agreement, as supplemented by this Amendment No. 2, is ratified and confirmed; and

3. this Amendment No. 2 may be executed in two or more counterparts, which together shall constitute one instrument.

       IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first above written.

AETNA LIFE INSURANCE AND                      JANUS ASPEN SERIES
   ANNUITY COMPANY

By:/s/ Scott Striegel                         By:/s/ Deborah E. Bielicke
----------------------------                  --------------------------
Name: Scott Striegel                          Name: Deborah E. Bielicke
Title: Senior Vice President                  Title: Assistant Vice President


------------
1    Contract for use in ME, OK, SC, and TN only
2    Contract for use in CT, IL and MT
3    Contract for use in MN and MO
4    State specific forms

                                   Schedule A
                   Separate Accounts and Associated Contracts


Name of Separate Account and
Date Established by Board of Directors

Separate Account Variable Annuity Account B was organized as a separate account of the Company on June 25, 1974 pursuant to authorization given by vote of the Company's Board of Directors on May 10, 1974.

                      Contracts Funded by Separate Account
                           Variable Annuity Account B

CDA-66A                 PTI-CDA-GA             I-CDA-IC(NQ/MP)
CDA-66                  PTS-CDA-GA             PT-CDA-66A(NY)
GA-UP-66                INI-CDA-GA             PTI-CDA-GA(NY)
GDA-66-(SP)             INS-CDA-GA             PTS-CDA-GA(NY)
GDA-UA-67               PTI-CDA-GB             INI-CDA-GA(NY)
GDA-PCA-67              PTI-CDA-GI             INS-CDA-GA(NY)
GA-TF-67                ISSE-CDA-HO            IA-CDA-IA(MN)*
GA-TF-GO                ISE-CDA-HO             IA-CDA-IA(PA)*
GA-UPA-GO               INSBP-CDA-GE           IA-CDA-IA(PR)*
GA-UPC-GO               IQNQI-CDA-GH           I-CDA-HD
GQNQS-AUA-GH            IQNQS-CDA-GH           I-CDA-HD(TX/S)*
GQNQI-AUA-GH            IQNQI-CDA-GI           I-CDA-HD(A)*
GQNQJS-AUA-GH           IQNQS-CDA-GI           PTI-CDA-GB(NY)
GQNQJC-AUA-GI           DCAS-CDA-GE            INSBP-CDA-GE(NY)
GQNQJI-AUA-GI           DRPAI-CDA-GE           DCAS-CDA-GE(NY)
GQNQS-AUA-GI            I-CDA-HD               DRPAI-CDA-GE(NY)
GQNQJS-AUA-GI           I-CDA-HD(A)(1)         I-CDA-HD(XC)
GQNQI-AUA-GI            I-CDA-HD(SC)*          I-CDA-IC(IR/MP)
GQNQJI-AUA-GH           I-CDA-HD(TX/E)*        G-CDA-HD(XC)
GQNQJC-AUA-GH           I-CDA-HD(TX/M)*        GTCC-HD(XC)
GLID-CDA-HO             I-CDA-HD(TX/P)*        GA-TF-GO(NY)
GID-CDA-HO              I-CDA-HD(TX/S)*        GA-UPA-GO(NY)
GSD-CDA-HO              I-CDA-HI(NQ)           GA-UPC-GO(NY)
GLIDE-CDA-HO            I-CDA-HI(NQ/CT)*       I-CDA-IC(NQ/MP)
G-CDA-HD                I-CDA-HI(NQ/MN)*       I-CDA-IC(IR/NY)
G-CDA-HD-(NS)           I-CDA-HI(NQ/NJ)*       I-CDA-IC(NQ/NY)
G-CDA-HF                I-CDA-HI(NQ/PA)*       G-CDA-IC(NQ)
G-CDA-IA(OH)            I-CDA-HI(NQ/SC)*       GMCC-IC(NQ)
G-CDA-IB(IR)            I-CDA-HI(NQ/TX)*       I-CDA-IA
G-CDA-IC(IR)            I-CDA-HI(NQ/WA)*       G-CDA-ID(DC)
PT-CDA-66               I-CDA-IO(MN)*          G-CDA-GP1(4/94)
PT-CDA-66A              I-CDA-IA               I-CDA-GP1(4/94)


------------
(1)  Contract for use in MN and MO
*    State specific forms

                   Separate Accounts and Associated Contracts


Name of Separate Account and
Date Established by Board of Directors

Separate Account Varialbe Annuity Account C was organized as a separate account of the Company on June 25, 1974 pursuant to authorization given by vote of the Company's Board of Directors on May 10, 1974.

        Contracts Funded by Separate Account Variable Annuity Account C

CDA-66A            GIT-CDA-HO          IQNQS-CDA-GH           TRPAI-CDA-GE(NY)
CDA-66             GLID-CDA-HO         IHRIRI-CDA-GI          TPRAS-CDA-GE(NY)
GA-UP-66           GLIT-CDA-HO         IHRIRS-CDA-GI          DCAS-CDA-GE(NY)
GDA-66-(SP)        GID-CDA-HO          IQNQI-CDA-GI           DRPAI-CDA-GE(NY)
GDA-UA-67          GST-CDA-HO          IQNQS-CDA-GI           G-CDA-HD(XC)
GDA-PCA-67         GSD-CDA-HO          PTI-CDA-GI             GTCC-HD(XC)
GA-TF-67           GIH-CDA-HB          IMT-CDA-HO             G-CDA-HD(X)
GA-TF-GO           G-CDA-HD            IST-CDA-HO             G-TDA-HH(XC/M)
GA-UPA-GO          G-CDA-HD(NS)        ISP-CDA-HO             GTCC-HH(XC/M)
GA-UPC-GO          G-CDA-HF            I-CDA-HD               G-TDA-HH(XC/S)
GDA-PCA-GO         G-CDA-IA(RP)        I-CDA-HD(A)(3)         GTCC-HH(XC/S)
GDA-OA-GO          G-CDA-IB(ORP)(2)    I-CDA-HD(SC)*          G-CDA-IA(RPM/XC)
GDA-UA-GO          G-CDA-IB(TORP)(1)   I-CDA-HD(TX/E)*        GTCC-IA(RPM/XC)
GDA-UPA-GO         G-CDA-IB-(AORP)     I-CDA-HD(TX/M)*        G-CDA-IB(XC/SM)
GA-TF-68           G-CDA-IB(ATORP)     I-CDA-HD(TX/P)*        GC403-IB(XC/SM)
GP-DUA-GF          G-CDA-IC(A)(3)      I-CDA-HD(TX/S)*        I-CDA-HD(XC)
GVF-PI-GF          G-CDA-HG(401)       I-CDA-IO(MN)*          GA-TF-GO(NY)
GP-DUA-GFA         G-TDA-HG            IA-CDA-IA              GA-UPA-GO(NY)
GVF-PS-GF          G-CDA-IA(OH)        IA-CDA-IA(MN)*         GA-UPC-GO(NY)
GVF-PI-GG          PT-CDA-66           IA-CDA-IA(PA)*         GDA-PCA-GO(NY)
GVF-PS-GG          PT-CDA-66A          IA-CDA-IA(PR)*         GCD-OA-GO(NY)
CQNQS-AUA-GH       PTI-CDA-GA          IP-CDA-IB              GDA-UA-GO(NY)
GQNQI-AUA-GH       PTS-CDA-GA          IP-CDA-IB(WI)*         G-TDA-HG(X)
GQNQJS-AUA-GH      INI-CDA-GA          IP-CDA-IB(MN)*         G-401-IB(X/M)
GQNQJI-AUA-GH      INS-CDA-GA          I-CDA-HD               G-CDA-IA(RPM/XC)
GQNQJC-AUA-GH      PTI-CDA-GB          I-CDA-HD(TX/S)*        G-401-IB(X/M)
GQNQJC-AUA-GI      INSBP-CDA-GE        I-CDA-HD(A)*           GTCC-HF
GQNQJI-AUA-GI      TRPAI-CDA-GE        PT-CDA-66A(NY)         G-CDA-IA(RP)
GQNQS-AUA-GI       TPRAS-CDA-GE        PTI-CDA-GA(NY)         IRA-CDA-IC
GQNQJS-AUA-GI      DCAS-CDA-GE         PTS-CDA-GA(NY)         IP-CDA-IB(WA)
GQNQI-AUA-GI       DRPAI-CDA-GE        INI-CDA-GA(NY)         G-CDA-ID(DC)
HR10-DUA-GI        IHRIRS-CDA-GH       INS-CDA-GA(NY)         GIP-CDA-HB
HR10-DUA-GIA       IHRIRI-CDA-GH       PTI-CDA-GB(NY)         IA-CDA-IA
HR10S-DUA-GI       IQNQI-CDA-GH        INSBP-CDA-GE(NY)       G-CDA-IB(IR)


------------
(1)  Contract for use in ME, OK, SC, and TN only
(2)  Contract for use in CT, IL and MT
(3)  Contract for use in MN and MO
*    State specific forms

                   Separate Accounts and Associated Contracts


Name of Separate Account and
Date Established by Board of Directors

Separate Account Variable Life Account B was organized as a separate account of the Company pursuant to authorization given by vote of the Company's Board of Directors on June 18, 1986.

                      Contracts Funded by Separate Account
                             Variable Life Account B

   38899    28899-90    38899-93     70180-93US    70182-93US    70181-94US

                   AMENDMENT NO. 3 DATED MARCH 1, 1996 TO FUND
                  PARTICIPATION AGREEMENT DATED APRIL 19, 1994

                                   WITNESSETH

       WHEREAS, the Janus Aspen Series (the "Trust") and Aetna Life Insurance and Annuity Company (the "Company") entered into a Fund Participation Agreement, dated April 19, 1994, as supplemented by Amendment No. 1 dated June 15, 1994 and Amendment No. 2 dated July 31, 1995 (the "Original Agreement"); and

       WHEREAS, the Company and the Trust now desire to modify the Original Agreement to add additional Contracts funded by Variable Annuity Account C and Variable Life Account B.

       NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1. Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A attached hereto, effective as of March 1, 1996;

2. the Original Agreement, as supplemented by this Amendment No. 3, is ratified and confirmed; and

3. this Amendment No. 3 may be executed in two or more counterparts, which together shall constitute one instrument.

       IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 as of the date first above written.


AETNA LIFE INSURANCE AND                      JANUS ASPEN SERIES
  ANNUITY COMPANY


By: /s/ Laura R. Estes                        By: /s/ Deborah E. Bielicke
----------------------------                  ---------------------------
Name: Laura R. Estes                          Name: Deborah E. Bielicke
Title: Senior Vice President                  Title: Assistant Vice President


------------
1    Contract for use in MN and MO
*    State specific forms

                                   Schedule A
                   Separate Accounts and Associated Contracts

Name of Separate Account and
Date Established by Board of Directors

Separate Account Variable Annuity Account B was organized as a separate account of the Company on June 25, 1974 pursuant to authorization given by vote of the Company's Board of Directors on May 10, 1974.

                      Contracts Funded by Separate Account
                           Variable Annuity Account B

CDA-66A                        PTI-CDA-GA                    I-CDA-IC(NQ/MP)
CDA-66                         PTS-CDA-GA                    PT-CDA-66A(NY)
GA-UP-66                       INI-CDA-GA                    PTI-CDA-GA(NY)
GDA-66-(SP)                    INS-CDA-GA                    PTS-CDA-GA(NY)
GDA-UA-67                      PTI-CDA-GB                    INI-CDA-GA(NY)
GDA-PCA-67                     PTI-CDA-GI                    INS-CDA-GA(NY)
GA-TF-67                       ISSE-CDA-HO                   IA-CDA-IA(MN)*
GA-TF-GO                       ISE-CDA-HO                    IA-CDA-IA(PA)*
GA-UPA-GO                      INSBP-CDA-GE                  IA-CDA-IA(PR)*
GA-UPC-GO                      IQNQI-CDA-GH                  I-CDA-HD
GQNQS-AUA-GH                   IQNQS-CDA-GH                  I-CDA-HD(TX/S)*
GQNQI-AUA-GH                   IQNQI-CDA-GI                  I-CDA-HD(A)*
GQNQJS-AUA-GH                  IQNQS-CDA-GI                  PTI-CDA-GB(NY)
GQNQJC-AUA-GI                  DCAS-CDA-GE                   INSBP-CDA-GE(NY)
GQNQJI-AUA-GI                  DRPAI-CDA-GE                  DCAS-CDA-GE(NY)
GQNQS-AUA-GI                   I-CDA-HD                      DRPAI-CDA-GE(NY)
GQNQJS-AUA-GI                  I-CDA-HD(A)(1)                I-CDA-HD(XC)
GQNQI-AUA-GI                   I-CDA-HD(SC)*                 I-CDA-IC(IR/MP)
GQNQJI-AUA-GH                  I-CDA-HD(TX/E)*               G-CDA-HD(XC)
GQNQJC-AUA-GH                  I-CDA-HD(TX/M)*               GTCC-HD(XC)
GLID-CDA-HO                    I-CDA-HD(TX/P)*               GA-TF-GO(NY)
GID-CDA-HO                     I-CDA-HD(TX/S)*               GA-UPA-GO(NY)
GSD-CDA-HO                     I-CDA-HI(NQ)                  GA-UPC-GO(NY)
GLIDE-CDA-HO                   I-CDA-HI(NQ/CT)*              I-CDA-IC(NQ/MP)
G-CDA-HD                       I-CDA-HI(NQ/MN)*              I-CDA-IC(IR/NY)
G-CDA-HD(NS)                   I-CDA-HI(NQ/NJ)*              I-CDA-IC(NQ/NY)
G-CDA-HF                       I-CDA-HI(NQ/PA)*              G-CDA-IC(NQ)
G-CDA-IA(OH)                   I-CDA-HI(NQ/SC)*              GMCC-IC(NQ)
G-CDA-IB(IR)                   I-CDA-HI(NQ/TX)*              I-CDA-IA
G-CDA-IC(IR)                   I-CDA-HI(NQ/WA)*              G-CDA-ID(DC)
PT-CDA-66                      I-CDA-IO(MN)*                 G-CDA-GP1(4/94)
PT-CDA-66A                     I-CDA-IA                      I-CDA-GP1(4/94)


------------
(1)  Contract for use in MN and MO
*    State specific forms

                   Separate Accounts and Associated Contracts

Name of Separate Account and
Date Established by Board of Directors

Separate Account Variable Annuity Account C was organized as a separate account of the Company on June 25, 1974 pursuant to authorization given by vote of the Company's Board of Directors on May 10, 1974.

                      Contracts Funded by Separate Account
                           Variable Annuity Account C

CDA-66A            GIT-CDA-HO            IQNQS-CDA-GH         TRPAI-CDA-GE(NY)
CDA-66             GLID-CDA-HO           IHRIRI-CDA-GI        TPRAS-CDA-GE(NY)
GA-UP-66           GLIT-CDA-HO           IHRIRS-CDA-GI        DCAS-CDA-GE(NY)
GDA-66-(SP)        GID-CDA-HO            IQNQI-CDA-GI         DRPAI-CDA-GE(NY)
GDA-UA-67          GST-CDA-HO            IQNQS-CDA-GI         G-CDA-HD(XC)
GDA-PCA-67         GSD-CDA-HO            PTI-CDA-GI           GTCC-HD(XC)
GA-TF-67           GIH-CDA-HB            IMT-CDA-HO           G-CDA-HD(X)
GA-TF-GO           G-CDA-HD              IST-CDA-HO           G-TDA-HH(XC/M)
GA-UPA-GO          G-CDA-HD(NS)          ISP-CDA-HO           GTCC-HH(XC/M)
GA-UPC-GO          G-CDA-HF              I-CDA-HD             G-TDA-HH(XC/S)
GDA-PCA-GO         G-CDA-IA(RP)          I-CDA-HD(A)(3)       GTCC-HH(XC/S)
GDA-OA-GO          G-CDA-IB(ORP)(1)      I-CDA-HD(SC)*        G-CDA-IA(RPM/XC)
GDA-UA-GO          G-CDA-IB(TORP)(1)     I-CDA-HD(TX/E)*      GTCC-IA(RPM/XC)
GDA-UPA-GO         G-CDA-IB-(AORP)       I-CDA-HD(TX/M)*      G-CDA-IB(XC/SM)
GA-TF-68           G-CDA-IB(ATORP)       I-CDA-HD(TX/P)*      GC403-IB(XC/SM)
GP-DUA-GF          G-CDA-IC(A)(2)        I-CDA-HD(TX/S)*      I-CDA-HD(XC)
GVF-PI-GF          G-CDA-HG(401)         I-CDA-IO(MN)*        GA-TF-GO(NY)
GP-DUA-GFA         G-TDA-HG              IA-CDA-IA            GA-UPA-GO(NY)
GVF-PS-GF          G-CDA-IA(OH)          IA-CDA-IA(MN)*       GA-UPC-GO(NY)
GVF-PI-GG          PT-CDA-66             IA-CDA-IA(PA)*       GDA-PCA-GO(NY)
GVF-PS-GG          PT-CDA-66A            IA-CDA-IA(PR)*       GCD-OA-GO(NY)
GQNQS-AUA-GH       PTI-CDA-GA            IP-CDA-IB            GDA-UA-GO(NY)
GQNQI-AUA-GH       PTS-CDA-GA            IP-CDA-IB(WI)*       G-TDA-HG(X)
GQNQJS-AUA-GH      INI-CDA-GA            IP-CDA-IB(MN)*       G-401-IB (X/M)
GQNQJI-AUA-GH      INS-CDA-GA            I-CDA-HD             G-CDA-IA(RPM/XC)
GQNQJC-AUA-GH      PTI-CDA-GB            I-CDA-HD(TX/S)*      G-401-IB(X/M)
GQNQJC-AUA-GI      INSBP-CDA-GE          I-CDA-HD(A)*         GTCC-HF
GQNQJI-AUA-GI      TRPAI-CDA-GE          PT-CDA-66A(NY)       G-CDA-IA(RP)
GQNQS-AUA-GI       TPRAS-CDA-GE          PTI-CDA-GA(NY)       IRA-CDA-IC
GQNQJS-AUA-GI      DCAS-CDA-GE           PTS-CDA-GA(NY)       IP-CDA-IB(WA)
GQNQI-AUA-GI       DRPAI-CDA-GE          INI-CDA-GA(NY)       G-CDA-ID(DC)
HR10-DUA-GI        IHRIRS-CDA-GH         INS-CDA-GA(NY)       GIP-CDA-HB
HR10-DUA-GIA       IHRIRI-CDA-GH         PTI-CDA-GB(NY)       IA-CDA-IA
HR10S-DUA-GI       IQNQI-CDA-GH          INSBP-CDA-GE(NY)     G-CDA-IB(IR)
A001RP95           A007RC95              A020RV95             A027RV95


------------
(1)  Contract for use in ME, OK, SC, and TN only
(2)  Contract for use in CT, IL and MT
(3)  Contract for use in MN and MO
*    State specific forms

                   Separate Accounts and Associated Contracts


Name of Separate Account and
Date Established by Board of Directors

Separate Account Variable Life Account B was organized as a separate account of the Company pursuant to authorization given by vote of the Company's Board of Directors on June 18, 1986.

                      Contracts Funded by Separate Account
                             Variable Life Account B


  38899      38899-90     38899-93    70180-93US    70182-93US     70181-94US
  70225-95